UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2011

CHINA INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People’s Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective December 12, 2011, Mr. Zhi Qiang Zhao resigned from his position as Interim Chief Financial Officer of China Information Technology, Inc. (the “Company”). Mr. Zhao’s resignation is not in connection with any known disagreement with the Company on any matter. Mr. Zhao will remain the Company’s Chief Operating Officer.

Effective December 12, 2011, the Company’s board of directors appointed Mr. Daniel K. Lee, age 39, as Chief Financial Officer of the Company. Prior to joining the Company, he had been senior investment advisor with PINE Capital, LLC since May 2010. Prior to that, he was chief financial officer of Nutrastar International Inc. (OTCBB: NUIN) from November 2009 to May 2010. Previously, Mr. Lee served as managing partner of CVC Group, a financial and corporate consulting firm to Chinese companies, from December 2007 until November 2009. Earlier in his career, Mr. Lee was senior China equity analyst at Roth Capital Partners, an investment banking firm, from August 2006 to November 2007. From 1999 to 2006, Mr. Lee was an international strategic consultant and a senior financial analyst with the consulting companies SCA International and Zini & Associates. He had previously worked as an equity research analyst with Punk, Ziegel & Co. from 1997 to 1999, and prior to that had worked as a capital market analyst with Morgan Stanley & Co. from 1993 to 1997. Mr. Lee is a Chartered Financial Analyst and a Certified Public Accountant. He received an M.S. Accountancy from the Zicklin School of Business, Baruch College and a B.S. Economics with concentrations in Finance and Multinational Management from The Wharton School of University of Pennsylvania.

In connection with the appointment, the Company entered into a basic form of employment contract with Mr. Lee dated as of December 12, 2011. The term of the contract is from December 12, 2011 to December 11, 2014, with a three-month probationary period. Under the contract, Mr. Lee will receive RMB 500,000 per year as compensation. Mr. Lee will also receive 1,000 RMB as a social insurance subsidy in lieu of a retirement pension, medical insurance or housing provident fund and other benefits otherwise required under law. The agreement may be terminated by mutual agreement of the parties or upon 30 days’ notice by Mr. Lee, except that Mr. Lee may terminate the agreement upon three days’ notice during the probationary period. The agreement may also be terminated by Mr. Lee upon the occurrence of certain circumstances adverse to him, in which case he will be entitled to certain economic compensation required by the law of the People’s Republic of China (the “PRC”). The Company may terminate the agreement upon 30 days’ notice or upon payment of one month’s compensation in lieu of notice if Mr. Lee becomes medically incompetent or otherwise unable to satisfy his obligations under the agreement, there is a major change in circumstances prejudicial to the performance of the agreement, or the Company must reduce its workforce by a certain significant extent and under certain extraordinary circumstances, in which case Mr. Lee will be entitled to certain economic compensation required by PRC law. Mr. Lee will also be entitled to certain economic compensation required by PRC law if the contract expires unless Mr. Lee elects not to renew the agreement upon the same or better terms, or if the contract is terminated in connection with the Company’s bankruptcy, liquidation, or under certain other circumstances required by law. The Company may also terminate the agreement upon the occurrence of certain adverse circumstances. In addition, Mr. Lee entered into standard non-competition and non-disclosure agreements with the Company, also dated as  of December 12, 2011.

No family relationship exists between Mr. Lee and any other director or executive officer of the Company and there are no arrangements or understandings between Mr. Lee and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Company’s press release regarding Mr. Lee’s appointment is filed herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release, dated December 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Dated: December 14, 2011	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated December 13, 2011